                                                                   EXHIBIT 10.19

                CONVERTIBLE SUBORDINATED NOTE PURCHASE AGREEMENT

     This Convertible Subordinated Note Purchase Agreement is made as of the 20/th/ day of April, 2000 (this "Agreement"), by and among Entravision Communications Company, L.L.C., a Delaware limited liability company (the "Company"), Entravision Communications Corporation, a Delaware corporation (the "Corporation") (with the Company and the Corporation jointly referred to herein as "Entravision"), and the investor listed on Schedule "A" hereto, herein
                                              ------------
referred to as an "Investor," with reference to the following facts:

     WHEREAS, the Investor wishes to purchase Ninety Million Dollars ($90,000,000) in the principal amount of a Convertible Subordinated Note (the "Note") from the Company.

     WHEREAS, the Company operates a diverse Hispanic-oriented media business.

     WHEREAS, it is contemplated that the Corporation will become the successor in interest to the Company in accordance with the terms of that certain Exchange Agreement by and among Entravision Communications Company, L.L.C., its members and Univision Communications Inc., a copy of which is attached hereto as Exhibit
                                                                         -------
"A", in an exchange transaction (the "Roll-Up").
---

     WHEREAS, the Company is party to that certain Acquisition Agreement and Plan of Merger dated December 21, 1999, (the "LCG Acquisition Agreement") pursuant to which it is contemplated that the Company will acquire Latin Communications Group, Inc. (the "LCG Acquisition").

     WHEREAS, Entravision, ZSPN Acquisition Corporation, Z-Spanish Media Corporation and its stockholders have entered into that certain Acquisition Agreement and Plan of Merger (the "Z-Spanish Agreement") effective April 20, 2000, pursuant to which it is contemplated that the Corporation will acquire Z-Spanish Media Corporation (the "Z-Spanish Merger") concurrently with the Roll-Up.

     WHEREAS, the Corporation plans to consummate an underwritten initial public offering of its Class A Common Stock (the "IPO").

     WHEREAS, the Note is mandatorily exchangeable into Series A Convertible Preferred Stock of the Corporation (the "Series A Preferred Stock") concurrently with the closing of the Roll-Up.

     WHEREAS, the Corporation has provided to the Investor, and the Investor has thoroughly reviewed, the Corporation's draft registration statement on Form S-1 as prepared on April 18, 2000 to be filed with the Securities and Exchange Commission (the "Registration Statement").

     WHEREAS, the Company and the Corporation wish to sell the Note to the Investor on the terms set forth herein and enter into the Investor Rights Agreement substantially in the form attached hereto as Exhibit "B" and
                                                       -----------
incorporated herein by this reference (the "Investor Rights Agreement").

     The parties hereby agree as follows:

     1.   Purchase and Sale of Convertible Promissory Note.
          ------------------------------------------------

          1.1.  Sale and Issuance of Convertible Promissory Note.  Subject to
                ------------------------------------------------
the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor a Note in substantially the form attached hereto as Exhibit "C" in the principal amount
                                          -----------
specified with respect to the Investor on Schedule "A" to this Agreement.  The
                                          ------------
purchase price of the Note shall be equal to 100% of the principal amount of such Note.

          1.2.  Closing.  The purchase and sale of the Note shall take place at
                -------
the offices of Proskauer Rose LLP 1585 Broadway, New York, New York 10036 at 1:00 p.m. (local time) on the day before the closing of the LCG Acquisition (assuming that all conditions to closing have been satisfied), or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to the Investor the Note to be purchased by the Investor against payment of the purchase price therefor by wire transfer in same day funds.

     2.   Representations and Warranties of Entravision.  All representations
          ---------------------------------------------
made by Entravision in this Section 2 shall be made jointly and severally by both the Company and the Corporation and references to Entravision shall apply to both the Company and the Corporation. Entravision hereby represents and warrants to the Investor that, except as set forth in the Registration Statement or as set forth on the Schedule of Exceptions attached hereto as Schedule "B"
                                                                 ------------
(the "Schedule of Exceptions"), which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1.  Organization, Good Standing and Qualification.  The Company is a
                ---------------------------------------------
limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. Copies of the Company's Certificate of Formation and Operating Agreement (as amended) and Corporation's First Amended and Restated Certificate of Incorporation (the "Restated Certificate"), Bylaws, minutes and consents of stockholders and of the Board of Directors are available for inspection at the Company's offices and true, correct and complete copies of such documents have been previously made available to the Investor or the Investor's special counsel.

          2.2.  Authority; No Conflict; Consents.
                --------------------------------

                (a) This Agreement constitutes the legal, valid and binding obligation of the Company and the Corporation, enforceable against the Company and the Corporation in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity. Except for third party consents which have already been obtained, the Company and the Corporation have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, the Note, the Investor Rights Agreement and to perform their respective obligations thereunder.

                (b) Neither the execution and delivery of this Agreement by the Company or the Corporation nor the consummation or performance of any of the transactions contemplated by this Agreement by the Company or the Corporation will give any Person the right to prevent, delay or otherwise interfere with any of the transactions contemplated by this Agreement pursuant to: (i) any material provision of the respective organizational documents of the Company and the Corporation; (ii) any resolution adopted by the members, stockholders or the Board of Directors of the Company or the Corporation, as the case may be; (iii) any material legal requirement or material order to which the Company or the Corporation may be subject; or (iv) any material contract to which the Company or the Corporation is a party or by which the Company or the Corporation may be bound.

                (c) Except as set forth on Schedule 2.2(c), the Company and the
                                           ---------------
Corporation are not and will not be required to give any notice to or obtain any third-party consents from any Person in connection with the execution and delivery of this Agreement, the Note or the Investor Rights Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

          2.3.  Broker's or Finder's Fees.  Neither the Company, the
                -------------------------
Corporation, nor their agents have incurred any Liabilities for broker's or finder's fees or agents commissions or other similar payment in connection with this Agreement.

          2.4.  Capitalization.
                --------------

                (a) The authorized capital stock of the Corporation as of the Roll-Up shall consist of (i) 305,000,000 shares of Class A Common Stock, $0.0001 par value per share, none of which are issued and outstanding, (ii) 60,000,000 shares of Class B Common Stock, $0.0001 par value per share, none of which are issued and outstanding, (iii) 50,000,000 shares of Class C Common Stock, $0.0001 par value per share, none of which are issued and outstanding and (iv)

50,000,000 shares of Preferred Stock $0.0001 par value per share, none of which are issued and outstanding.

                (b) Schedule 2.4(b) sets forth a pro forma fully-diluted
                    ---------------
capitalization of the Corporation as of the closing of the Roll-Up. The fully-diluted capitalization of the Corporation as of the closing of the Roll-Up shall be as set forth on Schedule 2.4(b), subject only to any adjustment in the
                   ---------------
Exchange Number (as defined in the Exchange Agreement).

                (c) The outstanding units of membership interest in the Company (the "Units") consist of an aggregate of 2,019,879 Units, 1,555,037 of which are designated Class A Units, none of which are designated Class B Units, 286,206 of which are designated Class C Units, 168,323 of which are designated Class D Units, 10,313 of which are designated Class E Units and 10,313 of which are designated Class F Units.

                (d) Except as set forth on Schedule 2.4(d), (i) there are no
                                           ---------------
other options, warrants, stock appreciation rights, subscriptions, convertible debentures or other rights, commitments or any other similar agreements for the purchase of any securities of Entravision, (ii) there are no material contracts relating to the issuance, sale, registration or transfer of any equity securities or other securities of Entravision and (iii) there are no voting trust agreements or other material contracts, agreements or arrangements restricting voting rights or transferability with respect to Entravision.

          2.5.  Entravision Subsidiaries.
                ------------------------

                (a) Schedule 2.5 sets forth a list of all of the direct or
                    ------------
indirect subsidiaries of Entravision (the "Entravision Subsidiaries"). Except as set forth on Schedule 2.5, Entravision owns, either directly or indirectly
             ------------
through one or more of the Entravision Subsidiaries, all of the capital stock or membership interests of each of the Entravision Subsidiaries free and clear of any material encumbrance.

                (b) The authorized capital stock and number of outstanding shares or membership interests of each of the Entravision Subsidiaries is set forth on Schedule 2.5 (the "Entravision Subsidiary Shares"). Entravision is and
         ------------
will be on the Closing Date the record and beneficial owner and holder of all of the Entravision Subsidiary Shares, which will be at Closing free and clear of all material encumbrances. No legend or other reference to any purported encumbrance appears upon any stock certificate representing the Entravision Subsidiary Shares. All of the Entravision Subsidiary Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the Entravision Subsidiary Shares were issued in violation of the Securities Act or any other material legal requirement.

                (c) Except as set forth on Schedule 2.5, (i) there are no
                                           ------------
options, warrants, stock appreciation rights, subscriptions, convertible debentures, registration rights agreements, or other rights, commitments or any other similar agreements for the purchase of any securities of any of the Entravision Subsidiaries, (ii) there are no material contracts relating to the issuance, sale or transfer of any equity securities or other securities of any of the Entravision Subsidiaries and (iii) there are no voting trust agreements or other material contracts, agreements or arrangements restricting voting rights or transferability with respect to any of the Entravision Subsidiaries.

          2.6.  Entravision Financial Statements. Entravision has delivered to
                --------------------------------
the Investor true, complete and correct copies of the audited balance sheets of Entravision as of December 31, 1999, and the related statements of income and cash flows for the period then ended (including notes thereto), included in the Registration Statement as audited by McGladrey & Pullen, LLP, certified public accountants (the "Entravision Financial Statements"). Except as set forth on
Schedule 2.6, the Entravision Financial Statements fairly present in all
------------
material respects the consolidated financial condition of Entravision and the Entravision Subsidiaries and the assets and liabilities of Entravision and the Entravision Subsidiaries as of the respective dates thereof and the results of operations, changes in stockholders' equity and cash flows for the periods therein specified, and have been prepared from the books and records of Entravision and the Entravision Subsidiaries in accordance with generally accepted accounting principles, applied on a consistent basis ("GAAP"). The Entravision Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements, and except that the unaudited Entravision Financial Statements were prepared on an interim basis, are subject to normal year-end adjustments and do not contain all of the footnote disclosures required by GAAP.

          2.7.  No Undisclosed Liabilities.  Except as set forth on
                --------------------------
Schedule 2.7, Entravision and the Entravision Subsidiaries do not have any
------------
material liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate could reasonably be expected to have a material adverse effect on the assets, liabilities or properties of Entravision and the Entravision Subsidiaries collectively, excluding matters affecting the broadcasting or print industries generally and excluding general economic condition (an "Entravision Material Adverse Effect"), other than (i) liabilities reflected in the Entravision Financial Statements,
(ii) liabilities specifically described in this Agreement or in the Entravision Schedules or (iii) normal or recurring liabilities incurred since the date of the Entravision Financial Statements in the ordinary course of business.

          2.8.  Taxes.
                -----

                (a) Each of Entravision and the Entravision Subsidiaries have accurately prepared and timely filed (or will so file) all material tax returns required to be filed at or before the Closing relating to any and all taxes concerning or attributable to Entravision or any of the Entravision Subsidiaries or to their operations, and such tax returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law. Entravision has made available to the Investor true, complete and correct copies of all such tax returns filed by Entravision and the Entravision Subsidiaries in the past five (5) years.

          (b) There is no tax sharing agreement that will require any payment by Entravision or any of the Entravision Subsidiaries after the date of this Agreement.

          (c) Each of Entravision and the Entravision Subsidiaries as of the
Closing: (i) will have paid all material taxes it is required to pay prior to the Closing and (ii) will have withheld with respect to its employees all material federal and state income taxes, FICA, FUTA and other taxes required to be withheld, except in each case for taxes contested in good faith by appropriate proceedings for which adequate reserves have been taken and except where the failure (if any) to pay or withhold such taxes could not reasonably be expected to have an Entravision Material Adverse Effect.

          (d) There is no material tax deficiency outstanding, proposed or assessed against Entravision or any of the Entravision Subsidiaries that is not reflected as a liability on the most recently prepared balance sheet of Entravision nor has Entravision or any of the Entravision Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any tax.

          (e) Neither Entravision nor any of the Entravision Subsidiaries has any material liability for unpaid federal, state, local or foreign taxes that has not been accrued for or reserved on the Entravision Financial Statements, whether asserted or unasserted, contingent or otherwise.

     2.9. Employee Benefit Plans.
          ----------------------

          (a) Entravision has made available to the Investor or its special counsel all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Entravision or any of the Entravision Subsidiaries or any trade or business (whether or not incorporated) which is a member or which is under common control with Entravision within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended ("IRC") (together, the "Entravision Employee Plans"). Entravision does not maintain and has never maintained or contributed to any employee benefit plan subject to Title IV of ERISA (including a multiemployer plan as defined in Section 3(37) of ERISA).

          (b) With respect to each Entravision Employee Plan, Entravision has made available to the Investor or its special counsel, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS with respect to an Entravision Employee Plan subject to such filing requirement, (ii) such Entravision Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Entravision Employee Plan, and (iv) the most recent determination letter issued with respect to any plan which is intended to be qualified under Section 401(a) of the IRC.

          (c) With respect to the Entravision Employee Plans, individually and in the aggregate, no event has occurred, and to the Knowledge of Entravision there exists no condition or set of circumstances, in connection with which Entravision or any of the Entravision Subsidiaries could be subject to any material liability under ERISA, the IRC or any other applicable law.

          (d) With respect to the Entravision Employee Plans, individually and in the aggregate, there are no material funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the Entravision Financial Statements.

          (e) Except as set forth in Schedule 2.9, and except as provided for in
                                     ------------
this Agreement, neither Entravision nor any of the Entravision Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement, (ii) material agreement with any officer or other key employee of Entravision or any of the Entravision Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Entravision of the nature contemplated by this Agreement or a Change in Control (as defined in the Note), (iii) agreement with any officer of Entravision or any of the Entravision Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of One Hundred Thousand Dollar ($100,000.00) per annum, or (iv) material agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or a Change of Control [as defined in the Note] or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     2.10.  Compliance with Legal Requirements.  Except as set forth on Schedule
            ----------------------------------                          --------
2.10: (i) Entravision and the Entravision Subsidiaries are in compliance in all
----
material respects with each material legal requirement that is or was applicable to them; (ii) to the knowledge of Entravision, no event has occurred or circumstance exists that (with or without notice or lapse of time) constitutes or results in a material violation by Entravision of, or a material failure on the part of Entravision or the Entravision Subsidiaries to comply with, any material legal requirement or gives rise to any obligation on the part of Entravision or the Entravision Subsidiaries to undertake, or to bear all or any material portion of the cost of, any remedial action of any material nature; and
(iii) neither Entravision nor any of the Entravision Subsidiaries has received any written notice or other written communication from any governmental body or any other person regarding any actual or alleged material violation of, or material failure to comply with, any material legal requirement, any actual, alleged, possible or potential material obligation on the part of Entravision or any of the Entravision Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature.

     2.11.  Legal Proceedings.  There is no action, suit or proceeding, claim,
            -----------------
arbitration or, to the knowledge of Entravision, investigation against Entravision or any of the Entravision Subsidiaries pending or, to the knowledge of Entravision, threatened, or as to which Entravision or any of the Entravision Subsidiaries has received any written notice of assertion, which, if decided adversely to Entravision or such Subsidiary, could reasonably be expected to have an Entravision Material Adverse Effect or a material adverse effect on the ability of Entravision to consummate the transactions contemplated by this Agreement.

     2.12.  Applicable Contracts; No Defaults.
            ---------------------------------

            (a) Entravision has made available to the Investor or its special counsel, true, complete and correct copies of each contract under which Entravision or the Entravision Subsidiaries has any material rights or have become subject to any material obligation or liability or by which Entravision, the Entravision Subsidiaries or any of the material assets owned or used by them are bound (an "Applicable Contract"). Each Applicable Contract is in full force and effect and is valid and enforceable in all material respects in accordance with its terms.

            (b) Except as set forth on Schedule 2.12: (i) Entravision or the
                                       -------------
Entravision Subsidiaries, as the case may be, are, and at all times during the last twelve (12) months have been, in material compliance with the applicable terms and requirements of each Applicable Contract; (ii) to the knowledge of Entravision, no event has occurred or circumstance exists that (with or without notice or lapse of time) would be reasonably likely to contravene, conflict with or result in a material violation or material breach of, or give Entravision or the Entravision Subsidiaries, as the case may be, or other Person the right to declare a default or exercise any materially adverse remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; and (iii) Entravision and the Entravision Subsidiaries, as the case may be, have not given to or received from any other Person any written notice or other written communication regarding any actual, alleged, possible or potential material violation or material breach of, or material default under, any Applicable Contract, which has not been cured, waived or otherwise resolved in full.

     2.13.  Compliance with Environmental Laws.   Except as set forth on
            ----------------------------------
Schedule 2.13, (i) all of the operations Entravision and the Entravision
-------------
Subsidiaries are and have been in compliance with all environmental laws as currently in effect, (ii) neither Entravision, the Entravision Subsidiaries nor any of their predecessors used, released or disposed of any hazardous substance in any manner that could reasonably be expected to result in material liability,
(iii) none of the property owned, leased or operated by Entravision or the Entravision Subsidiaries is contaminated by any hazardous substance, and (iv) none of the property owned, leased or operated by Entravision or the Entravision Subsidiaries is affected by any condition that could reasonably be expected to result in liability under any environmental law as currently in effect.

     2.14.  Intellectual Property.
            ---------------------

            (a) The term "Entravision Intellectual Property Assets" includes the following proprietary items of Entravision and the Entravision Subsidiaries: (i) the name and FCC call letters listed on Schedule 2.14, all fictional business
                                        -------------
names, trading names, domain names or URLs, registered and unregistered trademarks, service marks and applications; (ii) all patents, patent applications and inventions and discoveries that may be patentable; (iii) all copyrights in both published works and unpublished works; (iv) all rights in mask works; (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints owned, used or licensed by Entravision or the Entravision Subsidiaries as licensee or licensor.

            (b) There are no outstanding and, to the knowledge of Entravision, no Threatened material disputes or disagreements with respect to the Entravision Intellectual Property Assets or any Applicable Contract related to the Entravision Intellectual Property Assets. The Entravision Intellectual Property Assets are all those necessary for the operation of the businesses of the Entravision media properties as they are currently conducted in all material respects. Entravision and the Entravision Subsidiaries are the owners of all right, title and interest in and to each of the Entravision Intellectual Property Assets, free and clear of all material encumbrances, and have the right to use without payment to a third-party all of the Entravision Intellectual Property Assets.

     2.15.  Relationships With Related Persons.  Except as set forth in Schedule
            ----------------------------------                          --------
2.15, no "affiliate" (as such term is defined in the rules promulgated under the
----
Securities Exchange Act of 1934, as amended (the "Exchange Act")) of a Person (a "Related Person") of Entravision or the Entravision Subsidiaries has had any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the businesses of the Entravision media properties. No Related Person of Entravision or the Entravision Subsidiaries has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Entravision media properties other than business dealings or transactions conducted in the ordinary course of business with the Entravision media properties at substantially prevailing market prices and on substantially prevailing market terms or (ii) engaged in competition with the businesses of the Entravision media properties (a "Competing Business") in any market presently served by the Entravision media properties except for less than five percent (5%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth on Schedule 2.15, no Related Person of Entravision or the Entravision
   -------------
Subsidiaries is a party to any Applicable Contract with, or has any claim or right against, the Entravision media properties.

     2.16.  Disclosure. None of the representations or warranties made by
            ----------
Entravision (as modified by the Schedules), nor any statement made in the Registration Statement or any other schedule or certificate furnished by Entravision pursuant to this Agreement, (to the extent such documents were prepared by or include information provided by Entravision), contains or will contain at the Closing, any material untrue statement or omits, or will omit at the Closing to state any material fact necessary in order to make the statements contained therein not materially misleading.

     2.17.  Valid Issuance of Note.  The Note that is being purchased by the
            ----------------------
Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Note, the Investor Rights Agreement and applicable state and federal securities laws. The units of membership interest issuable upon conversion of the Note purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Operating Agreement of the Company, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Operating Agreement and under applicable state and federal securities laws. The Series A Preferred Stock that may be issued to the Investor upon exchange of the Note, when issued and delivered in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investor Rights Agreement and applicable state and federal securities laws. The Class A Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable state and federal securities laws.

     2.18.  Registration Rights.  Except as provided in the Investor Rights
            -------------------
Agreement or the Registration Rights Agreement to be entered into in connection with the Z-Spanish Agreement, the Corporation has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

     2.19.  Ownership Condition and Sufficiency of Assets.  The material assets
            ---------------------------------------------
of Entravision are structurally sound, are of reasonable good operating condition and repair and are reasonably adequate for the uses to which they are being put, and none of such assets is in need of maintenance or repairs, except for ordinary routine maintenance and repairs that are not material in nature or cost. The assets of Entravision taken as a whole are sufficient for the continued conduct of its media business in substantially the same manner as conducted prior to the Closing.

     3.     Representations and Warranties of the Investor.  The Investor hereby
            ----------------------------------------------
represents and warrants that:

            3.1.  Authorization.  The Investor has full power and authority to
                  -------------
enter into this Agreement and the Investor Rights Agreement and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

          3.2.  Purchase Entirely for Own Account.  This Agreement is made with
                ---------------------------------
the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Note, the Series A Preferred Stock to be received by the Investor upon exchange of the Note, the Class A Units issuable upon conversion of the Note, and the Common Stock issuable upon conversion of the Series A Preferred Stock (collectively, the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3.  Disclosure of Information.  The Investor believes it has
                -------------------------
received all the information it considers necessary or appropriate for deciding whether to purchase the Note. The Investor further represents that it has reviewed the Registration Statement and had an opportunity to ask questions and receive answers from Entravision regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of Entravision. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4.  Investment Experience.  The Investor is an investor in
                ---------------------
securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Securities.

          3.5.  Investor Suitability.  The Investor represents that it qualifies
                --------------------
as an "accredited investor" as such term is defined in Rule 501(a) or Regulation D under the Securities Act. To be an accredited investor, the Investor understands that it must fall within one of the following categories at the time of the sale of Securities to the Investor:

                (a) any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 13 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act; any broker or dealer registered pursuant to Section 15 of the Exchange Act: any investment company registered under the Investment Company Act of 1940 or any business development company as defined in Section 2(a)(48) of the Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefits of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                (b) any private business development company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940;

                (c) any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Note, with total assets in excess of $5,000,000;

                (d) any Executive Committee member or executive officer of the Company;

                (e) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                (f) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

                (g) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

                (h) any entity in which all the equity owners are accredited investors as defined above.

          3.6.  Restricted Securities.  The Investor understands that the Note
                ---------------------
it is purchasing is characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7.  Further Limitations on Disposition.  Without in any way limiting
                ----------------------------------
the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Note unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investor Rights Agreement provided and to the extent this Section and such agreement are then applicable, and:

                (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                (b) (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such Registration Statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to an Affiliate, a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or by an Investor that is a trust to any affiliate or successor trust or trustee if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

          3.8.  Legends.  It is understood that the certificates evidencing the
                -------
Note may bear legends in substantially the following forms:

                (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

     4.   Conditions of Investor's Obligations at Closing.  The obligations of
          -----------------------------------------------
the Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor unless consented to in writing:

          4.1.  Representations and Warranties.  The representations and
                ------------------------------
warranties of Entravision contained in Section 2 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2.  Performance.  The Company shall have performed and complied with
                -----------
all agreements, obligations and conditions contained in this Agreement in all material respects that are required to be performed or complied with by it on or before the Closing.

          4.3.  Compliance Certificate.  The Chief Financial Officer of the
                ----------------------
Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that, except as set forth in the Registration Statement, there shall not have been any material adverse change in the assets, liabilities or properties of the Company since January 1, 2000.

          4.4.  Qualifications.  All authorizations, approvals, or permits, if
                --------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          4.5.  Proceedings and Documents.  All corporate and other proceedings
                -------------------------
in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor or to the Investor's special counsel, as the case may be, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.6.  Opinion of Company Counsel.  The Investor shall have received
                --------------------------
from Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit "D."
-----------

          4.7.  Investor Rights Agreement.  The Company and the Investor shall
                -------------------------
have entered into the Investor Rights Agreement.

          4.8.  Consents and Waivers.  The Company shall have obtained on or
                --------------------
before Closing any and all consents, permits and waivers necessary for consummation of the transactions contemplated by this Agreement, including, without limitation, consent of the Company's senior lender and Univision Communications, Inc.

          4.9.  LCG Acquisition.  The LCG Acquisition Agreement shall be in full
                ---------------
force and effect and Entravision shall be proceeding diligently to close the LCG Acquisition within forty-eight (48) hours of the Closing.

          4.10. Z-Spanish Merger Agreement.  The Z-Spanish Merger Agreement
                --------------------------
shall have been executed and shall be in full force and effect.

          4.11. Management Rights Letter.  Entravision will execute and
                ------------------------
deliver a Management Rights Letter substantially in the form of Exhibit "E"
                                                                -----------
attached hereto to TSG Capital Fund III, L.P.

     5.   Conditions of the Company's Obligations at Closing.  The obligations
          --------------------------------------------------
of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that
Investor:

          5.1.  Representations and Warranties.  The representations and
                ------------------------------
warranties of the Investor contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2.  Payment of Purchase Price.  The Investor shall have delivered
                -------------------------
the purchase price as specified in Section 1.2.

          5.3.  Qualifications.  All authorizations, approvals, or permits, if
                --------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     6.   Certificate of Designation.  Prior to the automatic exchange of the
          --------------------------
Note for Series A Preferred Stock as provided for in Section 8 of the Note, the Company shall file the Certificate of Designation of Series A Preferred Stock in the form attached hereto as Exhibit "F."
                            ----------

     7.   Miscellaneous.
          -------------

          7.1.  Termination by the Investor.  If the Company does not timely
                ---------------------------
satisfy the conditions to closing set forth in Section 4.9 and 4.10 above, the Investor may terminate its commitment to purchase the Note by delivery of written notice to Company.

          7.2.  Survival of Warranties.  The warranties, representations and
                ----------------------
covenants of Entravision and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

          7.3.  Successors and Assigns.  Except as otherwise provided herein,
                ----------------------
the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.4.  Governing Law; Submission to Jurisdiction; Venue.  This
                ------------------------------------------------
Agreement shall be governed by, and construed in accordance with, the law of the State of New York. All judicial proceedings brought against Entravision or the Investor with respect to this Agreement shall be brought exclusively in any state or federal court of competent jurisdiction in New York County, New York, and by execution and delivery of this Agreement Entravision accepts, the exclusive jurisdiction of the aforesaid courts for such purpose. Entravision hereby waives any claim that New York County, New York is an inconvenient forum or an improper forum based on lack of venue. The exclusive choice of forum for Entravision as set forth in this Section 7.4 will not be deemed to preclude the enforcement by the Investor of any judgment obtained in any other forum or the taking by the Investor of any action to enforce the same in any other appropriate jurisdiction.

          7.5.  Counterparts; Facsimile.  This Agreement may be executed in one
                -----------------------
or more counterparts, all of which when fully executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, this Agreement may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his or her signature that he or she is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

          7.6.  Titles and Subtitles.  The titles and subtitles used in this
                --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.7.  Notices.  Unless otherwise provided, any notice required or
                -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by facsimile or by overnight courier or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          7.8.  Finder's Fee.  Each party represents that it neither is nor will
                ------------
be obligated for any finder's fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

          The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.9.  Expenses.  Each party shall pay all costs and expenses that it
                --------
incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, (a) if the Company does not satisfy the conditions of closing contained in Section 4.9 and 4.10 above, and the Investor terminates its commitment pursuant to Section 7.1 above, the Company shall reimburse the Investor for documented costs reasonably incurred up to a maximum of Fifty Thousand Dollars ($50,000); and (b) if the transactions contemplated hereby are completed, the Company will pay the reasonable fees and disbursements of one special counsel for the Investor, in connection with the preparation, negotiation, execution and delivery of this Agreement, the Note and the other Transaction Agreements and any amendment, waiver or consent, or request therefor, under this Agreement, the Note or any Transaction Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investor Rights Agreement, or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.10. Amendments and Waivers.  Any term of this Agreement may be
                ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the principal amount of the Note. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          7.11. Severability.  If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.12.  Entire Agreement.  This Agreement and the documents referred to
                 ----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company ENTRAVISION COMMUNICATIONS COMPANY, L.L.C., a Delaware limited liability company

                    By:  /s/ Walter F. Ulloa
                       --------------------------------------------------------
                         Walter F. Ulloa, Chairman, Chief Executive Officer and Managing Member

                    By:  /s/ Jeanette L. Tully
                       --------------------------------------------------------
                         Jeanette L. Tully, Chief Financial Officer

Corporation         ENTRAVISION COMMUNICATIONS CORPORATION,
                    a Delaware corporation

                    By:  /s/ Walter F. Ulloa
                       --------------------------------------------------------
                         Walter F. Ulloa, Chairman and Chief Executive Officer

                    By:  /s/ Jeanette L. Tully
                       --------------------------------------------------------
                         Jeanette L. Tully, Chief Financial Officer

Investor                 TSG CAPITAL FUND III, L.P.
                         By:  TSG Associates III, LLC, its General Partner


                         By:  /s/ Darryl B. Thompson
                            ---------------------------------------------------
                         Name:
                              -------------------------------------------------
                         Title:
                               ------------------------------------------------

      [Signature Page to Convertible Subordinated Note Purchase Agreement]

Schedule A          Investor
Schedule B          Schedule of Exceptions
Schedule 2.2(c)     Required Third Party Consents
Schedule 2.4(b)     Pro Forma Fully-Diluted Capitalization Table
Schedule 2.4(d)     Options, Convertible Debentures, Contracts for Sale of
                    Securities and Voting Trusts
Schedule 2.5        Corporate Structure and Capitalization
Schedule 2.6        Financial Statements
Schedule 2.7        Potential Liabilities
Schedule 2.9        Employee Benefit Plans
Schedule 2.10       Compliance with Legal Requirements
Schedule 2.12       Material Contracts
Schedule 2.13       Environmental Law Compliance
Schedule 2.14       Intellectual Property
Schedule 2.15       Relationships with Related Persons
Exhibit A           Exchange Agreement
Exhibit B           Investor Rights Agreement
Exhibit C           Convertible Promissory Note
Exhibit D           Opinion of Counsel
Exhibit E           Management Rights Letter
Exhibit F           Form of Certificate of Designation

The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit upon request.

                                   INVESTOR
                                   --------

TSG Capital Fund III, L.P.
Attention: Darryl B. Thompson
177 Broad Street, 12/th/ Floor
Stamford, Connecticut 06901
Facsimile: (203) 541-1590

                                 SCHEDULE "B"

                            SCHEDULE OF EXCEPTIONS
                            ----------------------

                                  EXHIBIT "A"

                              EXCHANGE AGREEMENT
                              ------------------

                                  EXHIBIT "B"

                           INVESTOR RIGHTS AGREEMENT
                           -------------------------

                                 EXHIBIT "C"

                          CONVERTIBLE PROMISSORY NOTE
                          ---------------------------

                                  EXHIBIT "D"

                              OPINION OF COUNSEL
                              ------------------

                                  EXHIBIT "E"

                           MANAGEMENT RIGHTS LETTER
                           ------------------------

                                  EXHIBIT "F"

                      FORM OF CERTIFICATE OF DESIGNATION
                      ----------------------------------